Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-249375 and 333-260253) and Form S-3 (Nos. 333-239939 and 333-264809) of Boxlight Corporation of our report dated March 16, 2023, with respect to the consolidated financial statements of Boxlight Corporation and its subsidiaries, included in this annual report on Form 10-K.

/s/ FORVIS, LLP (Formerly, Dixon Hughes Goodman LLP)

Atlanta, Georgia

March 16, 2023